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                                                                     EXHIBIT 3.5

FEE: $50.00                                                       F I L E D
(Minimum)                                                        MAY 25 1995
                                                              OKLAHOMA SECRETARY
FILE IN DUPLICATE                                                  OF STATE

PRINT CLEARLY                                                FOR OFFICE USE ONLY

SOS CORP. KEY
-----------------

                      AMENDED CERTIFICATE OF INCORPORATION
                      ------------------------------------
                      (AFTER RECEIPT OF PAYMENT OF STOCK)

This form MUST be filed with a letter from the Oklahoma Tax Commission stating
          ----
the franchise tax has been paid for the current fiscal year. If the authorized capital is increased in excess of fifty thousand dollars ($50,000), the filing fee shall be an amount equal to one-tenth of one percent (1/10 of 1%) of such increase.

TO THE SECRETARY OF STATE OF THE STATE OF OKLAHOMA, 101 State Capitol Bldg., Oklahoma City, Oklahoma 73105:

     The undersigned Oklahoma corporation, for the purpose of amending its certificate of incorporation as provided by Section 1077 of the Oklahoma General Corporation Act, hereby certifies:

1.   A.   That the name of the corporation is:   GOTHIC ENERGY CORPORATION
                                              ----------------------------------

     B.   As amended:  The name of the corporation has been changed to:
GOTHIC ENERGY OF TEXAS, INC.
----------------------------

2.   A.   No change, as filed    X   .
                              -------
     B. As amended: The address of the registered office in the State of Oklahoma and the name of the registered agent at such address is:

          ----------------------------------------------------------------------
          NAME              STREET ADDRESS              CITY      COUNTY     ZIP
                            (P.O. BOXES ARE NOT ACCEPTABLE)

3.   A.  No change, as filed   X   .
                             ------
     B.  As amended:  The duration of the corporation is:                      .
                                                          ---------------------
4.   A.  No change, as filed   X   .
                             ------
     B. As amended: The purpose or purposes for which the corporation is formed are:





5.   A.  No change, as filed   X   .
                             ------
     B. As amended: The aggregate number of the authorized shares, itemized by class, par value of shares, shares without par value, and series, if any, within a class is:

         NUMBER OF SHARES              SERIES         PAR VALUE PER SHARE

         Common
                   -----------------  --------  --------------------------------
         Preferred
                   -----------------  --------  --------------------------------

         TOTAL NO. SHARES:                 TOTAL AUTHORIZED CAPITAL:
                           ---------------                           -----------

     That at a meeting of the Board of Directors, a resolution was duly adopted setting forth the foregoing proposed amendment(s) to the Certificate of Incorporation of said corporation, declaring said amendment(s) to be advisable and calling a meeting of the shareholders of said corporation for consideration thereof.

     That thereafter, pursuant to said resolution of its Board of Directors, a meeting of the shareholders of said corporation was duly called and held, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment(s).

     SUCH AMENDMENT(S) WAS DULY ADOPTED IN ACCORDANCE WITH 18 O.S. Section 1077.

     IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by its President and attested by its Secretary,

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this 24th day of May, 1995.
     ----        ---    --



                                         By  Michael Paulk, President


ATTEST:


By Linda Esley, Secretary


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